CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectuses and “Other Service Providers” and “Financial Statements and Reports” in the Statements of Additional Information and to the incorporation by reference of our reports dated May 22, 2015 on the financial statements and financial highlights of the Williamsburg Investment Trust (comprised of the Davenport Core Fund, the Davenport Value & Income Fund, the Davenport Equity Opportunities Fund, the Davenport Small Cap Focus Fund, the FBP Equity & Dividend Plus Fund, the FBP Appreciation & Income Opportunities Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, The Government Street Mid-Cap Fund, The Government Street Equity Fund, and the Alabama Tax Free Bond Fund), in Post-Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 033-25301), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
July 29, 2015